                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]                Filed by Registrant.
[_]                Filed by Party other than the Registrant

Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to (S)240.14a-12


                           GOTHIC ENERGY CORPORATION
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
[X]    No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------

       -----------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------
       5)  Total Fee Paid:

       -----------------------------------------------------------------------
[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:

       -----------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement Number:

       -----------------------------------------------------------------------
       3)  Filing Party:

       -----------------------------------------------------------------------
       4)  Date Filed:

       -----------------------------------------------------------------------

September 11, 2000

                          NEWS FOR IMMEDIATE RELEASE



                      GOTHIC ENERGY CORPORATION ANNOUNCES
             EXECUTION OF MERGER AGREEMENT WITH CHESAPEAKE ENERGY
                                  CORPORATION


Tulsa, Oklahoma...GOTHIC ENERGY CORPORATION (OTC Bulletin Board: GOTH) announced that it had executed today a definitive agreement relating to the previously announced merger with Chesapeake Energy Corporation. The transaction is expected to be completed in January 2001.

Chesapeake Energy Corporation and Gothic Energy Corporation plan to file a preliminary and definitive prospectus/proxy statement and other relevant documents concerning the proposed transaction referenced in the foregoing information with the Securities and Exchange Commission. We urge investors to carefully read the definitive prospectus/proxy statement and any other relevant documents filed with the SEC, because they will contain important information. The prospectus/proxy statement will be sent to stockholders of Gothic Energy Corporation seeking their approval of the proposed transaction. Investors may obtain, free of charge, a copy of the definitive prospectus/proxy (when it is available) and other documents filed by Chesapeake Energy Corporation and Gothic Energy Corporation with the SEC at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by Gothic Energy Corporation will be available free of charge upon written request to Gothic Energy Corporation, 6120 South Yale Avenue, Suite 1200, Tulsa, Oklahoma 74136. Documents filed with the SEC by Chesapeake Energy Corporation will be available free of charge from Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, or call us at (405) 848-8000.

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

Gothic Energy Corporation is an oil and gas acquisition, exploitation, development and production company headquartered in Tulsa, Oklahoma. Additional information may be obtained by contacting officers of the Company, Michael Paulk or Steven Ensz at the corporate headquarters. Gothic is located at 6120 South Yale Avenue, Suite 1200, Tulsa, Oklahoma, 74136; telephone number (918) 749-5666; facsimile (918) 749-5882.